EXHIBIT 13.1

PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Nevada Geothermal Power, Inc. (the “Company”) on Form 20-F for the year ended June 30, 2010 (the “Annual Report”), as filed with the Securities and Exchange Commission on the date hereof, we, Brian D. Fairbank, President and Chief Executive Officer of the Company, and Andrew T. Studley, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

(1)	the Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 17, 2010

/s/ Brian D. Fairbank
Name: Brian D. Fairbank
Title: President and Chief Executive

Date: December 17, 2010

/s/ Andrew T. Studley
Name: Andrew T. Studley
Title: Chief Financial Officer